Exhibit 23a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221639 on Form S-3 of our report dated February 26, 2020, relating to the consolidated financial statements and consolidated financial statement schedule of Public Service Electric and Gas Company and subsidiaries appearing in this Annual Report on Form 10-K of Public Service Electric and Gas Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 26, 2020